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                                                                   EXHIBIT 23.04

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of AmeriQuest Technologies, Inc. on Form S-4 of our report dated September 3, 1993, except for Notes 5 and 6, as to which the date is September 24, 1993 and
Note 15, as to which the date is June 6, 1994, appearing in the Annual Report on Form 10-K of Kenfil Inc. for the year ended June 30, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
April 11, 1995

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